Exhibit 99.1

CORRECTING and REPLACING - Kforce Reports 2007 Record Revenue of $1.037 Billion

In a release issued earlier today under the same headline, paragraphs after the Selected Financial Information and Reconciliations EBITDA and Net Income before Equity-Based Compensation Expense tables were omitted. The corrected release follows:

•	Record 2007 Net Income of $40.4 Million
•	Record 2007 Earnings Per Share of $.95
•	Record Q4 Quarterly Revenue Of $262.6 Million
•	Q4 Earnings Per Share of $.24

TAMPA, Fla., Feb. 5, 2008 (PRIME NEWSWIRE) — Kforce Inc. (Nasdaq:KFRC), a professional staffing and solutions firm, today announced results for the fourth quarter of 2007. For the full year 2007, revenue increased 10.5% to $1.037 billion, compared to revenue of $938.4 million for 2006. For 2007, the Firm reported net income of $40.4 million, or $.95 per share, versus net income of $32.5 million and $.77 per share for 2006 representing a year-over-year improvement of 24.1% in net income and 23.4% in EPS. Revenue for the quarter ended December 31, 2007 were $262.6 million compared to $243.1 million for the quarter ended December 31, 2006 and $262.1 million for the quarter ended September 30, 2007. The Firm reported net income for the fourth quarter of 2007 of $10.0 million, or $.24 per share, versus net income of $9.3 million, or $.22 per share, for the fourth quarter of 2006, representing a year-over-year improvement of 7.7% in net income and 9.1% in EPS. Net income for the quarter ended September 30, 2007 was $11.0 million, or $.26 per share.

“The year 2007 was a very successful one for the Firm in which we achieved record revenue of $1.037 billion and EPS of $.95, which we believe further demonstrates the enhanced operating leverage of the Firm,” said David L. Dunkel, Chairman and CEO. Continued Mr. Dunkel, “We believe the environment for professional staffing and government solutions remains positive, particularly in the skilled niches we serve across a broad spectrum of industries. We believe this demand is underpinned by solid secular trends that bode well for the future of Kforce.”

William L. Sanders, President, said, “As we enter 2008, we are pleased with the quality and diversification of our revenue stream and we believe we are prepared to successfully manage the business as it continues to grow. Our vision is to be the Firm most respected by those we serve. A key aspect of our vision is building a Firm that delivers sustainable and consistent revenue and earnings performance.”

Mr. Sanders continued, “Total revenue of $262.6 million in Q4 2007 represents a 3.5% increase on a billing day basis when compared to Q3 2007 and an 8.1% increase year-over-year. We are particularly pleased with the continued strong flex revenue performance of our largest operating segment, Technology, which has now grown eight consecutive quarters. Additionally, our Government Solutions and HLS operating segments exhibited another good quarter of growth, particularly in the Clinical Research and Health Information Management specialties. We are also pleased that our Finance and Accounting flex revenue was up sequentially.”

Mr. Sanders noted additional operational highlights of the fourth quarter include:

•	Record revenue per billing day of $4.3 million in Q4 ‘07 improved 3.5% from $4.2 million in Q3 ‘07 and 8.1% from $4.0 million in Q4 ‘06

•	All business segments had sequential flex revenue per billing day growth in Q4 ‘07. Increases by segment were 7.6% for Government Solutions, 5.7% for F&A, 4.2% for HLS and 3.7% for Technology

•	Flex revenue of $244.4 million increased 8.1% from $226.1 million in Q4 ‘06

•	Search revenue of $18.2 million improved 7.6% from $16.9 million in Q4 ‘06

Joe Liberatore, Chief Financial Officer said, “We are pleased with our positive revenue and earnings results which were driven by revenue growth in our Technology segment which increased 13.7% year over year, HLS which was up 11.8% and our Government Solutions segment which increased 87.9% coupled with a 130 basis point improvement in total Firm flex margins. Additionally, the Board of Directors has approved an authorization to purchase up to an additional $50 million in Kforce stock.”

Financial highlights for the fourth quarter include:

•	Income from operations of $17.4 million, or 6.6%, improved 20 basis points from 6.4%, or $15.6 million, in Q4 ‘06

•	Earnings per share before the impact of equity based compensation expense was $.25, an 8.7% increase from $.23 in Q4 ‘06

•	EBITDA of $22.0 million increased 12.6% year-over year from $19.5 in Q4 ‘06

•	Bank debt at the end of the fourth quarter was $50.3 million, reflecting a reduction of $36.1 million from $86.4 million at the end of 2006

Mr. Liberatore continued, “Looking forward to the first quarter of 2008 we expect revenue may be in the $266 million to $272 million range, and earnings per share of $0.18 to $0.21, which reflects an impact of approximately $.05 per share of payroll tax related costs.”

On Wednesday, February 6, 2008, Kforce will host a conference call to discuss these results. The call will begin at 8:30 a.m. Eastern Time. The dial-in number is 888-609-5693. The replay of the call will be available from 10:30 a.m. Eastern Time Wednesday, February 6, 2008 to February 20, 2008, by dialing 888-203-1112, passcode 4990901.

This call is being webcast by CCBN and can be accessed at Kforce’s web site at www.kforce.com (select “Investor Relations”). The webcast replay will be available until February 20, 2008.

About Kforce

Kforce (Nasdaq:KFRC) is a professional staffing firm providing flexible and permanent staffing solutions for commercial and governmental organizations in the skill areas of technology, finance & accounting, and health and life sciences. Backed by over 2,000 staffing specialists, Kforce operates with 67 offices in 41 markets in North America and one in Manila, Philippines. For more information, please visit our Web site at www.kforce.com.

About Kforce Government Solutions

Kforce Government Solutions provides innovative technology and finance and accounting solutions to federal government clients. For more information, visit www.kforcegov.com.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Kforce Government Solutions, Health and Life Sciences, Finance and Accounting and Technology groups, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Firm to complete acquisitions; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. In particular, there can be no assurance that the above estimates of revenue and earnings per share will be achieved. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Firm undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Kforce Inc.

Summary of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Quarter Ended
	Dec. 31, 2007	Sept. 30, 2007	Dec. 31, 2006
Revenue by Function:
Technology	$131,664	$132,340	$120,661
Finance & Accounting	56,392	56,028	60,073
Health & Life Sciences	58,116	57,868	48,937
Government Solutions	16,451	15,824	13,380

Total Revenue	262,623	262,060	243,051

Revenue by Time:
Perm	18,195	20,377	16,917
Flexible	244,428	241,683	226,134

Total Revenue	262,623	262,060	243,051

Cost Of Sales	169,116	165,783	157,282

Gross Profit	93,507	96,277	85,769
GP%	35.6%	36.7%	35.3%
Flex GP%	30.8%	31.4%	30.5%

Selling, General & Administrative	72,452	73,146	66,548
Depreciation & Amortization	3,687	3,842	3,607

Income from Operations	17,368	19,289	15,614

Other Expense	1,191	1,069	1,692

Earnings Before Taxes	16,177	18,220	13,922

Income Tax Expense	6,206	7,196	4,667

Net Income	$9,971	$11,024	$9,255

Earnings Per Share - Diluted	$0.24	$0.26	$0.22
EBITDA Per Share	$0.52	$0.56	$0.46
Shares Outstanding - Diluted	42,209	42,544	42,284

EBITDA	$21,980	$24,033	$19,527

Selected Cash Flow Information:
Bad Debt Expense (Recovery)	$72	$21	$(1,261)
Capital Expenditures	$3,533	$3,221	$2,627

Selected Balance Sheet Information:
Total Cash and Short-term Investments	$1,083	$1,052	$1,589
Accounts Receivable, less allowances	$166,777	$166,465	$134,453
Total Assets	$476,136	$476,075	$442,618
Bank Debt	$50,330	$54,320	$86,435
Other Current Liabilities	$85,566	$93,715	$76,029
Other Long-Term Liabilities	$27,772	$26,726	$18,229
Total Stockholders’ Equity	$312,468	$301,314	$261,925

Other Information:
Equity-Based Compensation Expense, net	$426	$492	$341

Billing Days	61	63	61

KFORCE INC.

Summary of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Twelve Months Ended
	Dec. 31, 2007	Dec. 31, 2006
Revenue by Function:
Technology	$518,788	$456,369
Finance & Accounting	233,125	249,503
Health & Life Sciences	223,238	199,699
Government Solutions	61,764	32,877

Total Revenue	1,036,915	938,448

Revenue by Time:
Perm	78,066	70,863
Flexible	958,849	867,585

Total Revenue	1,036,915	938,448

Cost Of Sales	664,572	612,349

Gross Profit	372,343	326,099
GP %	35.9%	34.8%
Flex GP%	30.7%	29.4%

Selling, General & Administrative	286,369	257,187
Depreciation & Amortization	14,487	11,552

Income from Operations	71,487	57,360

Other Expense	5,039	4,354

Earnings Before Taxes	66,448	53,006

Income Tax Expense	26,081	20,487

Net Income	$40,367	$32,519

Earnings Per Share - Diluted	$0.95	$0.77
EBITDA Per Share	$2.11	$1.67
Shares Outstanding - Diluted	42,294	42,012
EBITDA	$89,424	$70,172

Selected Cash Flow Information:
Bad Debt Expense (Recovery)	$1,214	$(1,721)
Capital Expenditures	$14,815	$9,169

Other Information:
Equity-Based Compensation Expense, net	$2,473	$1,218

Billing Days	251	250

Kforce Inc.

Key Statistics

(Unaudited)

	Q4 2007	Q3 2007	Q4 2006
Total Firm
Flex Revenue (000’s)	$244,428	$241,683	$226,134
Revenue per billing day (000’s)	$4,007	$3,836	$3,707
Sequential Flex Revenue Change	1.1%	0.8%	3.2%
Hours (000’s)	4,277	4,271	4,307
Flex GP %	30.8%	31.4%	30.5%

Search Revenue (000’s)	$18,195	$20,377	$16,917
Placements	1,379	1,411	1,264
Average Fee	$13,193	$14,438	$13,380
Billing days	61	63	61

Technology
Flex Revenue (000’s)	$124,897	$124,373	$114,180
Revenue per billing day (000’s)	$2,047	$1,974	$1,872
Sequential Flex Revenue Change	0.4%	1.3%	3.1%
Hours (000’s)	1,881	1,863	1,757
Flex GP %	28.0%	29.3%	28.9%

Search Revenue (000’s)	$6,767	$7,967	$6,481
Placements	468	492	447
Average Fee	$14,463	$16,184	$14,512

Finance & Accounting
Flex Revenue (000’s)	$46,163	$45,082	$50,712
Revenue per billing day (000’s)	$757	$716	$831
Sequential Flex Revenue Change	2.4%	-5.5%	-4.9%
Hours (000’s)	1,277	1,251	1,444
Flex GP %	33.8%	34.2%	33.1%

Search Revenue (000’s)	$10,229	$10,946	$9,361
Placements	797	811	729
Average Fee	$12,825	$13,501	$12,834

Health & Life Sciences
Flex Revenue (000’s)	$56,917	$56,404	$47,862
Revenue per billing day (000’s)	$933	$895	$785
Sequential Flex Revenue Change	0.9%	4.5%	-1.9%
Hours (000’s)	947	988	950
Flex GP %	32.7%	31.6%	29.6%

Search Revenue (000’s)	$1,199	$1,464	$1,075
Placements	114	108	88
Average Fee	$10,544	$13,519	$12,174

Government Solutions
Flex Revenue (000’s)	$16,451	$15,824	$13,380
Revenue per billing day (000’s)	$270	$251	$219
Sequential Flex Revenue Change	4.0%	4.0%	109.9%
Hours (000’s)	172	169	156
Flex GP %	37.4%	39.1%	36.6%

Kforce Inc.

Key Statistics - Health & Life Sciences

(Unaudited)

	Q4 2007	Q3 2007	Q4 2006
Clinical Research
Flex Revenue (000’s)	$24,676	$24,913	$19,401
Revenue per billing day (000’s)	$404	$395	$318
Sequential Flex Revenue Change	-1.0%	6.8%	-6.3%
Hours (000’s)	277	299	271
Flex GP %	31.7%	30.2%	26.8%

Search Revenue (000’s)	$439	$686	$569
Placements	27	38	27
Average Fee	$16,143	$18,047	$21,128

Health Information Management
Flex Revenue (000’s)	$17,114	$16,450	$11,694
Revenue per billing day (000’s)	$281	$261	$192

Sequential Flex Revenue Change	4.0%	10.5%	7.9%
Hours (000’s)	224	236	181
Flex GP %	36.9%	35.8%	34.8%

Search Revenue (000’s)	$219	$229	$88
Placements	16	16	7
Average Fee	$13,683	$14,353	$12,613

Healthcare-Nursing
Flex Revenue (000’s)	$8,120	$8,075	$9,014
Revenue per billing day (000’s)	$133	$128	$148
Sequential Flex Revenue Change	0.6%	-10.9%	-1.2%
Hours (000’s)	197	197	220
Flex GP %	29.0%	29.4%	29.3%

Search Revenue (000’s)	$14	$(1)	$(1)
Placements	3	—	1
Average Fee	$4,834	N/A	$(863)

Scientific
Flex Revenue (000’s)	$7,007	$6,966	$7,753
Revenue per billing day (000’s)	$115	$111	$127
Sequential Flex Revenue Change	0.6%	3.7%	-4.6%
Hours (000’s)	249	256	278
Flex GP %	30.0%	28.9%	29.4%

Search Revenue (000’s)	$527	$550	$419
Placements	68	54	53
Average Fee	$7,799	$10,125	$7,850

KFORCE INC.

Consolidated Balance Sheet

(In Thousands)

(Unaudited)

	Dec. 31, 2007	Dec. 31, 2006
Assets
Current Assets:
Cash and cash equivalents	$1,083	$1,589
Trade receivables, net of allowance for doubtful accounts and fallouts	166,777	134,453
Income tax refund receivable	377	1,067
Deferred tax asset, net	8,409	8,892
Prepaid expenses and other current assets	4,268	4,453

Total current assets	180,914	150,454
Fixed assets, net	13,355	12,610
Other assets, net	31,982	32,993
Intangible assets, net	12,276	24,259
Goodwill	237,609	222,302

Total assets	$476,136	$442,618

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and other accrued liabilities	$22,743	$24,169
Accrued payroll costs	53,613	46,455
Bank overdrafts	2,479	631
Credit facility - current portion	—	10,000
Other current debt	3,859	3,375
Income taxes payable	2,872	1,399

Total current liabilities	85,566	86,029

Long-term debt - credit facility	50,330	76,435
Long-term debt - other	2,670	2,084
Deferred tax liability, net	6,624	1,004
Other long term liabilities	18,478	15,141

Total liabilities	163,668	180,693

Commitments and contingencies
Stockholders’ Equity:
Preferred stock	—	—
Common stock	609	604
Additional paid in capital	310,165	300,485
Retained earnings	112,580	72,213
Less reaquired shares at cost	(110,886)	(111,377)

Total stockholders’ equity	312,468	261,925

Total liabilities and stockholders’ equity	$476,136	$442,618

Kforce Inc.

Selected Financial Information and Reconciliations

(In Thousands, Except Per Share Amounts)

(Unaudited)

EBITDA

	Q4 2007		Q3 2007		Q4 2006
	$	Per Share	$	Per share	$	Per share
EBITDA	$21,980	$0.52	$24,033	$0.56	$19,527	$0.46
Depreciation & Amortization	(3,687)	(0.09)	(3,842)	(0.09)	(3,607)	(0.08)
Amortization of Stock Options & SARS	(611)	(0.01)	(595)	(0.01)	(52)	(0.00)
Amortization of Restricted Stock & PARS	(303)	(0.01)	(302)	(0.01)	(251)	(0.01)
Interest Expense and Other	(1,202)	(0.03)	(1,074)	(0.02)	(1,695)	(0.04)
Income Tax Expense	(6,206)	(0.14)	(7,196)	(0.17)	(4,667)	(0.11)

Net Income	$9,971	$0.24	$11,024	$0.26	$9,255	$0.22

Outstanding Shares - Diluted	42,209		42,544		42,284

EBITDA, a non-GAAP financial measure, is defined as earnings before interest, income taxes, depreciation and amortization, including amortization of stock-based compensation. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance.

Net Income before Equity-Based Compensation Expense

	Q4 2007		Q3 2007		Q4 2006
	$	Per share	$	Per Share	$	Per Share
Net Income	$9,971	$0.24	$11,024	$0.26	$9,255	$0.22
Equity-Based Compensation Expense, net:
Alternative LTI Valuation Expense	(213)	0.00	(84)	(0.00)	265	0.01
Amortization of Stock Options & SARS	611	0.01	595	0.01	52	0.00
Amortization of Restricted Stock & PARS	303	0.01	302	0.01	251	0.01
Income Tax Benefit	(275)	(0.01)	(321)	(0.01)	(227)	(0.01)

Equity-Based Compensation Expense, net	426	0.01	492	0.01	341	0.01

Net Income before Equity-Based Compensation Expense	$10,397	$0.25	$11,516	$0.27	$9,596	$0.23

Outstanding Shares - Diluted	42,209		42,544		42,284

“Net Income before Equity-Based Compensation Expense”, a non-GAAP financial measure, is defined as net income before compensation expense incurred in conjunction with awards accounted for under Statement of Financial Accounting Standards No. 123R “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires Kforce to measure the cost of employee services received in exchange for an equity based award based on the grant-date fair value of the award (with limited exceptions). That cost is recognized over the period in which the employee is required to provide service in exchange for the award, which is usually the vesting period.

EBITDA and Net Income before Equity-Based Compensation Expense are key measures used by management to evaluate its operations and to provide useful information to investors. These measures should not be considered in isolation or as an alternative to net income, cash flows data or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. These measurements are not determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations. The measures as presented may not be comparable to similarly titled measures of other companies.

Kforce Inc.

Selected Financial Information and Reconciliations

(In Thousands, Except Per Share Amounts)

(Unaudited)

EBITDA

	YTD 2007		YTD 2006
	$	Per share	$	Per Share
EBITDA	$89,424	$2.11	$70,172	$1.67
Depreciation and Amortization	(14,487)	(0.34)	(11,552)	(0.27)
Amortization of Stock Options & SARS	(2,310)	(0.05)	(66)	(0.00)
Amortization of Restricted Stock & PARS	(1,120)	(0.03)	(1,094)	(0.03)
Interest Expense and Other	(5,059)	(0.12)	(4,454)	(0.11)
Income Tax Expense	(26,081)	(0.62)	(20,487)	(0.49)

Net Income	$40,367	$0.95	$32,519	$0.77

Outstanding Shares - Diluted	42,294		42,012

Net Income before Equity-Based Compensation Expense

	YTD 2007		YTD 2006
	$	Per share	$	Per Share
Net Income	$40,367	$0.95	$32,519	$0.77
Equity-Based Compensation Expense, net:
Alternative LTI Valuation Expense	641	0.02	867	0.02
Amortization of Stock Options & SARS	2,310	0.05	66	0.00
Amortization of Restricted Stock & PARS	1,120	0.03	1,094	0.03
Income Tax Benefit	(1,598)	(0.04)	(809)	(0.02)

Equity-Based Compensation Expense, net	2,473	0.06	1,218	0.03

Net Income before Equity-Based Compensation Expense	$42,840	$1.01	$33,737	$0.80

Outstanding Shares - Diluted	42,294		42,012

CONTACT:	Kforce Inc.
Michael Blackman, Senior Vice President - Investor Relations
(813) 552-2927